SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.  )

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Preliminary Information Statement

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Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)

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Definitive Information Statement

PHONE1GLOBALWIDE, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

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No fee required

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)

Title of each class of securities to which transactions applies.

(2)

Aggregate number of securities to which transaction applies.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined).

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

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Fee paid previously with preliminary materials

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Filing Party:

(4)

Date Filed:

PHONE1GLOBALWIDE, INC.

100 Biscayne Blvd., Suite 2500

Miami, Florida 33132

NOTICE OF ACTION

TO BE EFFECTIVE ON OR ABOUT AUGUST 25, 2003

IN LIEU OF AN

ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

This Information Statement in lieu of an annual meeting of stockholders is being mailed on or about August 4, 2003, to the holders of record on July 24, 2003 of the voting securities of Phone1Globalwide, Inc., a Delaware corporation. Regulation 14C of the Securities Exchange Act of 1934, as amended, requires that we furnish this Information Statement to our stockholders.

This Information Statement relates to:

1.

The election of four directors to our Board of Directors, who will each serve for a one year term or until his successor has been elected and qualified; and

2.

The ratification of the appointment of Grant Thornton LLP, as our independent auditors.

Our Board of Directors and two stockholders owning approximately 70% of our outstanding securities that are entitled to vote on July 24, 2003, carefully considered these proposals and concluded that each proposal is in our best interests and the best interests of our stockholders. A written consent in lieu of meeting has been signed by these stockholders, and each proposal is expected to become effective on or about August 25, 2003.

Our financial statements for the fiscal year ended March 31, 2003 are contained in the accompanying annual report on Form 10-KSB. The annual report does not form a part of the material for the Information Statement.

By Order of the Board of Directors,

/s/ Dario Echeverry

Dario Echeverry

Chief Executive Officer

Miami, Florida

August 4, 2003

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

PHONE1GLOBALWIDE, INC.

100 Biscayne Blvd., Suite 2500

Miami, Florida 33132

August 4, 2003

___________________________

INFORMATION STATEMENT

This Information Statement is being furnished to our stockholders on or about August 4, 2003, in lieu of an annual meeting of stockholders. By way of this Information Statement, holders of our voting securities, consisting solely of shares of common stock, par value $.001 per share (“Common Stock”), are being informed that holders of approximately 69% of our outstanding Common Stock have authorized, by written consent in lieu of meeting:

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The election of four directors to serve until our next annual meeting of stockholders; and

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The ratification of Grant Thornton LLP as our independent auditors.

Each of the foregoing proposals (the “Proposals”) will become effective on or about August 25, 2003, but in no event sooner than 20 days following the date this Information Statement is first mailed to stockholders. Our Board of Directors fixed the close of business on July 24, 2003 as the record date for determining those of our stockholders who are entitled to notice and to receive a copy of this Information Statement.

Our Board of Directors and stockholders owning approximately 70% of our Common Stock on the July 24, 2003 record date carefully considered the Proposals and concluded that each Proposal is in our best interests and the best interests of our stockholders.

How Many Shares of Our Common Stock Were Outstanding as of the Record Date?

As of July 24, 2003, our record date, 80,082,191 shares of our Common Stock were issued and outstanding. Each share of Common Stock entitles the holder to one vote on each matter submitted to stockholders for consideration. We have no other outstanding voting securities.

What Vote Is Required to Approve Each of the Proposals?

Pursuant to our bylaws, a plurality of the shares of Common Stock entitled to vote is required to elect directors to our Board. The Delaware General Corporation Law provides that a majority of the outstanding shares of Common Stock entitled to vote is required to ratify Grant Thornton LLP as our independent certified public accountants.

When is this Information Statement Being Sent?

The date on which this Information Statement is first mailed to stockholders is on or about August 4, 2003. We are required to send this Information Statement at least 20 calendar days prior to the effective date of the Proposals. We expect that each of the Proposals will be effective on or about August 25, 2003.

Are We Providing Stockholders with our Annual Report?

A copy of our Annual Report on Form 10-KSB, including audited financial statements for the fiscal year ended March 31, 2003, accompanies this Information Statement.

Why Aren’t We Required to Solicit Votes for the Proposals?

In order to eliminate the cost and management time involved in preparing for and holding a formal meeting of stockholders to adopt each of the Proposals, our Board of Directors has approved and recommended the adoption of each of the Proposals, and two stockholders who, in the aggregate, own a majority in interest of our outstanding Common Stock, have voted by written consent to approve each of the Proposals.

How Many Shares Must Vote in Favor of the Proposals in Order to Effect the Written Consent?

40,041,096 shares of our Common Stock, which represents a majority in interest of our outstanding Common Stock as of the record date, is required to take corporate action by written consent. As of the record date, two stockholders holding, in the aggregate, approximately 55.7 million shares of Common Stock (which represents approximately 70% of our outstanding Common Stock as of the record date), have executed a written consent in favor of each of the Proposals. These stockholders are GNB Bank (Panama) S.A. and Premium Quality Fund.

When Will Each of the Proposals Become Effective?

Under federal securities laws, none of the Proposals may become effective until at least 20 days after mailing this Information Statement. We are mailing this Information Statement on or about August 4, 2003. The Proposals will become effective no sooner than 20 days following the mailing of this Information Statement, or on or about August 25, 2003.

Will Our Stockholders Receive Notice When the Proposals become Effective?

Inasmuch as we are providing this Information Statement to our stockholders, including notice to our stockholders that the written consent by a majority of our outstanding Common Stock has been signed and will become effective not less than 20 days from the date this Information Statement is first mailed to stockholders, we do not intend to provide further notice to our stockholders of the effective dates of each of the Proposals. Further disclosure about the Proposals will be contained in our next Quarterly Report on Form 10-QSB.

Will Any Other Action be Taken by Written Consent?

No additional action will be undertaken pursuant to the written consents.

Who will Pay for the Costs Associated with this Information Statement?

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our Common Stock.

Are our Stockholders Entitled to Dissenters Rights?

None of the Proposals entitle stockholders to exercise dissenters’ rights under Delaware law.

Where are Our Executive Offices Located?

Our principal executive offices are located at 100 N. Biscayne Boulevard, Suite 2500, Miami, Florida 33132 and our telephone number is (305) 371-3300.

No additional action is required by our stockholders in connection with any of these Proposals. However, Section 14C of the Exchange Act requires the mailing to our stockholders of the information set forth in this Information Statement at least twenty days prior to the earliest date on which the corporate action may be taken.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following discloses, as of the July 24, 2003 record date, information concerning the ownership of our Common Stock by:

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each person who is known by us to own beneficially 5% or more of our Common Stock,

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each of our directors and director nominees,

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each Named Executive Officer in the summary compensation table, and

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all officers and directors as a group.

A person is considered a beneficial owner of any securities that the person owns or has the right to acquire beneficial ownership of within 60 days. Beneficial ownership also includes shares indirectly or shares over which a person has the right, by contract, understanding or other arrangement, to exercise voting or dispositive powers. At record date, there were an aggregate of 80,082,191 shares of Common Stock outstanding.

Except as otherwise indicated, we believe that the persons identified in the table have sole voting and dispositive power with respect to their shares. Unless otherwise indicated, the address for each beneficial owner is 100 N. Biscayne Blvd., Miami, FL 33132.

Name of Beneficial Owner	Title	Amount of Shares	Percent of Class
Louis Giordano	Chairman of the Board of Directors	235,000 (1)	*
Dario Echeverry	President, Chief Executive Officer and Director	500,000 (2)	*
Michael Spritzer	Director	251,000 (1)	*
Frederic Z. Haller	Director	285,000 (1)	*
Syed Naqvi	Chief Financial Officer	400,000 (2)	*
Dilowe Barker	Chief Operating Officer	441,000 (3)	*
Federico Fuentes	Chief Technology Officer	400,000 (2)	*
Officers and Directors as a group (7 persons)		2,512,000 (1)(2)(3)	3.0%
GNB Bank (Panama) S.A. (4)		88,352,714 (5)	67.9%
Premium Quality Fund (6)		17,394,775	21.7%
Whitmer Ltd. (7)		9,576,000	12.0%

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*

Less than 1%.

(1)

Includes options to purchase 225,000 shares of Common Stock.

(2)

Consists entirely of options to purchase shares of Common Stock.

(3)

Includes options to purchase 400,000 shares of Common Stock. 41,000 shares are owned of record by the spouse of Mr. Barker. Mr. Barker disclaims beneficial ownership of the shares owned by his spouse.

(4)

Their address is Torre Banco Continental, Piso 30, Calle 50 y Aquilino De La Fuardia, Panama City, Panama. Information has been obtained from Schedule 13D/A-6 filed March 12, 2003 and Form 4 filed June 17, 2003. Metro Marketing, Limited, which owns 100% of GNB Bank Panama, disclaims beneficial ownership of the shares owned by GNB Bank Panama.

(5)

Includes 50,000,000 shares of Common Stock (subject to anti-dilution adjustments) issuable in the event of conversion of certain outstanding convertible promissory notes.

(6)

Their address is c/o Maples & Calder, P.O. Box 309, Grand Cayman, Cayman Islands, British West Indies. Information has been obtained from Schedule 13D/A filed by Premium Quality Fund on December 6, 2002 and Form 4 filed June 17, 2003.

(7)

Their address is c/o Aleman, Cordero, Galindo & Lee Trust (Panama) S.A., 2nd Floor, Swiss Bank Building, East 53rd Street, Marbella, P.O. Box 6-1040, El Dorado, Panama City, Panama. Information has been obtained from Schedule 13D filed May 15, 2001.

DIRECTORS AND EXECUTIVE OFFICERS

Background of Executive Officers and Directors

The following identifies our executive officers and directors and provides information about them:

Name	Age	Position
Louis Giordano	38	Chairman of the Board of Directors
Dario Echeverry	43	President, Chief Executive Officer and Director
Michael Spritzer	58	Director
Frederic Z. Haller	56	Director
Syed Naqvi	38	Chief Financial Officer
James Dilowe Barker	43	Chief Operating Officer
Federico Fuentes	48	Chief Technical Officer

LOUIS GIORDANO has served as a Director since February 2000. From October 2002 until March 2003, he served as Executive Vice President and a director of EMIDA Technologies, Inc. He served as the Executive Vice President and Chief Financial Officer of New World Network Holdings, Ltd. (New World) from June 2000 to August 2002, after New World received approximately $400 million in a combination of debt and equity financing to complete its funding of ARCOS-1, a fiber optic submarine cable ring which connects the United States to points in Mexico, Central America, South America and the Caribbean. Before joining New World, Mr. Giordano served in the financial services sector for more than 13 years, primarily in mergers and acquisitions in Latin America. Mr. Giordano served as Director of Latin American Corporate Finance at Barclays Bank PLC from 1997 to 1998, where he managed a group providing debt financing to telecommunications and power companies in Latin America. From 1995 to December 1997, Mr. Giordano was employed at and served on the Board of Directors of Banco de Colombia where he served as an advisor on international strategy and operations advising the Chairman of the Board of Directors. Mr. Giordano received his B.S. degree in Finance from the University of Virginia.

DARIO ECHEVERRY has served as a Director and our acting Chief Executive Officer since July 2002. He has served as our Chief Executive Officer since November 2002. Mr. Echeverry has 21 years of experience on startups and running companies in different sectors (construction, civil engineer, environmental engineer). In 1995 he became the president of Immobiliaria Bancol (Banco de Colombia) and also served as a Member of the Board of Directors of Banco de Colombia Trust Corp. Mr. Echeverry received a Bachelors degree in Civil Engineering from Universidad de los Andes in 1983. Mr. Echeverry has also served as President and CEO of Phone1, Inc. since its inception.

FREDERIC Z. HALLER has served on our Board of Directors since February 2000 and currently serves as a Director of a number of international companies located in the United States, Luxembourg, Johannesburg, South Africa, and London, England. From 1997 to 1999, Mr. Haller was Chairman of the Emerging Markets Traders Association. From 1990 to 1999, Mr. Haller served as a Director and member of the Executive Committee of Deutsche Bank Group, located in Frankfurt, Germany; a Director and head of emerging markets-investment bank of Morgan Grenfell PLC, a London-based merchant bank; and a Director and a member of the Management Committee of Deutsche Morgan Grenfell a London-based merchant bank.

MICHAEL SPRITZER has served on our Board of Directors since February 2000 and currently is the senior partner in charge of the tax department of Berenfeld, Spritzer, Shechter & Sheer, CPA's, located in Miami Florida where he has practiced for the past 31 years. Mr. Spritzer has served as Chairman of the Board of Eagle National Bank of Miami since August 1999 and been a member of its Board of Directors since 1997. Mr. Spritzer is a member of the Board of Overseers of Hebrew Union

College-Jewish Institute of Religion, New York, New York and a member of the Board of Directors of the Union of American Hebrew Congregations, New York City, New York. Mr. Spritzer is a member of the Florida Institute of Certified Public Accountants and the American Institute of Certified Public Accountants.

SYED A. NAQVI has served as the Controller of Phone1Globalwide since December 2000, and has served as its Chief Financial Officer since May 2001. Mr. Naqvi has experience in operational finance and consulting in various executive/management positions. Before joining Globaltron, from August 1999 to November 2000, he was the executive consultant for Focus Consulting Group providing strategic consulting and business development services to startups, middle market companies, and advising various governments and companies in contract negotiations. From March 1998 to August 1999, Mr. Naqvi was the Chief Financial Officer of Intelesis Group Inc. From February 1997 to February 1998, Mr. Naqvi was the Chief Financial Officer of TelMed Inc. Mr. Naqvi has also held various positions with Columbia-HCA, Inc. (1996 to 1997) and Laboratory Corporation of America Holdings (1994 to 1996). Mr. Naqvi received his B.A. in Accounting from Florida Atlantic University. He is a Certified Public Accountant and a member of Financial Executives International.

DILOWE BARKER has served as the Vice President of Public Communication of Phone1, Inc. since December 2001 and has served as the Chief Operating Officer of Phone1Globalwide, Inc. since November 2002. Mr. Barker has over 13 years experience in the payphone industry. He has expertise in the area of multiple smart technology products that interface with various host and routing platforms ranging from coin sent paid to operator service providers. Mr. Barker assisted in the development of Universal Communications, Inc. beginning in 1990 and participated in its growth from a 3-employee start up with his wife and partners to an over 98-employee enterprise after merging with T.R.I.A.D. Inc. in 1999. Mr. Barker was a consultant to Phone1, Inc from March 2001 to December 2001. From May 1991 to May 2001 he was Director of Operations of TU / Universal.

FEDERICO FUENTES has served as the Chief Technology Officer of Phone1Globalwide, Inc. since January 2003. From 1995 to 2003, Mr. Fuentes was assigned to perform various engineering projects for Multielectronica CYRF, a telecommunications applications support and consulting firm located in Caracas, Venezuela. From June 2000 to January 2003, he provided consulting services to Globaltron Communications Corporation (prior to its merger into our company) and, thereafter, to us, through Multielectronica CYRF. From 1986 to 1995, he served in various capacities, initially as Head of Installation and untimately as Chief Engineer, of VozDatos CA, a Venezuela-based network installation firm.

There is no family relationship between any of our officers and directors.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and 10% stockholders to file reports regarding initial ownership and changes in ownership with the SEC. Executive officers, directors, and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Our information regarding compliance with Section 16 is based solely on a review of the copies of such reports furnished to us by our executive officers, directors and 10% stockholders. These forms include (i) Form 3, which is the Initial Statement of Beneficial Ownership of Securities, (ii) Form 4, which is a Statement of Changes in Beneficial Ownership, and (iii) Form 5, which is an Annual Statement of Changes in Beneficial Ownership.

Based solely upon our review of Forms 3, 4 and 5 filed with us, the following transactions were not reported on a timely basis: On April 17, 2002, Frederic Z. Haller filed Form 4 to disclose his acquisition of 5,000 shares on March 8, 2002 and his acquisition of an option to buy on May 9, 2001. On October 29, 2002, Syed Naqvi filed Form 3 disclosing his initial beneficial ownership by reason of his becoming a reporting person on May 22, 2001. On November 20, 2002, Michael Spritzer filed Form 4 to disclose his acquisition of 1,000 shares on April 25, 2001. On November 20, 2002, Dario Echeverry filed Form 3 disclosing his initial beneficial ownership by reason of his becoming a reporting person on April 16, 2002. On November 21, 2002, Frederick Z. Haller filed Form 4 to disclose his acquisition of an option to buy on March 12, 2002. On December 3, 2002, GNB Bank Panama S.A. filed Form 4 to disclose its acquisition of a convertible promissory note on November 26, 2002. On December 4, 2002, Dilowe Barker filed Form 3 disclosing his initial beneficial ownership by reason of his becoming a reporting person on November 12, 2002.  On December 5, 2002, Premium Quality Fund filed Form 4 to disclose its grant of an option to buy on November 27, 2002. On March 12, 2003, GNB Bank Panama, S.A. filed Form 4 to disclose its acquisition of a convertible promissory note on February 17, 2003. On June 18, 2003, Federico Fuentes filed a Form 3 to disclose his initial beneficial ownership by reason of his becoming a reporting person on January 1, 2003.

PROPOSAL I

ELECTION OF DIRECTORS

Voting Information and Nominees for Election

Each director to be elected on the effective date of the written consent executed by a majority in interest of our Common Stock holds office until the next annual meeting of stockholders, or until his successor is elected and qualified. At present, our bylaws provide for not less than one nor more than nine directors. Currently, we have four members serving on our Board of Directors. The bylaws permit the Board of Directors to fill any vacancy and any such director may serve until the next annual meeting of stockholders or until his successor is elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of the Board. There are no family relations among any of our executive officers or directors. Our officers devote their full business time to our operations.

Directors are elected by a plurality of the votes cast, in person or represented by proxy. Holders of a majority in interest of our outstanding Common Stock have executed a written consent electing each of the director nominees as directors. We have no reason to believe that any nominee will be unable to serve. A vote for the director nominees includes discretionary authority to vote for a substitute nominee named by the Board, if any of the nominees become unable or unwilling to serve.

The following table sets forth the names of the director nominees, their positions with Phone1Globalwide and the year in which they became directors. Executive officers are appointed annually and, except to the extent governed by employment contracts, serve at the discretion of the Board of Directors.

Name	Age	Position with the Company	Served as Officer and/or Director Since
Louis Giordano	38	Chairman of the Board of Directors and Director	2001
Dario Echeverry	43	President, Chief Executive Officer and Director	2002
Frederic Z. Haller	56	Director	2001
Michael Spritzer	58	Director	2001

During the fiscal year ended March 31, 2003, Phone1Globalwide’s Board of Directors met on eight occasions. No director attended less than 75% of the meetings held during the period for which he was a director. The Board also took action by unanimous written consent in lieu of meeting on 3 occasions.

Committees of the Board of Directors

The Board of Directors established an Audit Committee during the fiscal year ended March 31, 2002. In February 2003, the Board of Directors established a Compensation Committee and a Nominating & Governance Committee.

Audit Committee: The Audit Committee operates under a written charter adopted by the Board of Directors on February 27, 2003. A copy of the Audit Committee charter is appended to this Information Statement as Appendix A. From its inception until February 27, 2003, the Audit Committee operated without a written charter.

Our Audit Committee Charter provides that the Audit Committee will consist of at least three directors, each of whom must meet the independence requirements of the market where our securities are listed (“Exchange Rules”) or, in the absence of applicable Exchange Rules, the independence requirements established by Sections 303.01(B)(2)(a) and (3) of New York Stock Exchange rules (“New

York Stock Exchange Rules”). However, until such time as our securities become listed on a national securities exchange or we are otherwise legally required, our Audit Committee Charter permits our Audit Committee to be comprised of at least a majority of members who meet the independence requirements of New York Stock Exchange Rules.

During the fiscal year ended March 31, 2003, the members of the Audit Committee were Michael Spritzer, Louis Giordano and Frederic Z. Haller. Mr. Spritzer discharged the day-to-day responsibilities of the Audit Committee, subject to the participation of Messrs. Giordano and Haller, as and when necessary. Messrs. Spritzer and Haller meet the independence requirements of New York Stock Exchange Rules. Mr. Giordano is deemed not to meet those independence requirements. The Audit Committee met six times during the fiscal year ended March 31, 2003.

The current members of the Audit Committee are Michael Spritzer, Louis Giordano and Frederic Z. Haller. Mr. Spritzer has been designated as Chairman of the Audit Committee. Messrs. Spritzer and Haller meet the independence requirements of New York Stock Exchange Rules. Mr. Giordano is deemed not to meet the independence requirements of New York Stock Exchange Rules.

The role of the Audit Committee is to assist the Board in monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the development, implementation and performance of our internal audit function and (5) the performance of the Company’s independent auditors. The Audit Committee is currently developing protocols for our internal audit function. The Audit Committee also prepares the report required by the rules of the Securities and Exchange Commission to be included in our annual proxy or information statement.

Audit Committee Report: For the fiscal year ended March 31, 2003, the Audit Committee reviewed our financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Phone1Globalwide’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Audit Committee has discussed with the independent auditors, the auditor’s independence from the company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Audit Committee discussed with our independent auditors the overall scope and plans for their respective audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of Phone1Globalwide’s internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee has approved that the audited consolidated financial statements be included in Phone1Globalwide’s annual report on Form 10-KSB for the year ended March 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Grant Thornton LLP, as our independent auditors.

Submitted by the Audit Committee of the Board of Directors:

/s/ Michael Spritzer, Louis Giordano and Frederic Z. Haller

Compensation Committee: The charter for the Compensation Committee was adopted in February 2003. The Compensation Committee approves the salaries, bonuses and other forms of compensation of our senior executives, review transactions between us and our affiliates, including any associates of affiliates, and administer our 2000 Stock Incentive Plan. The Compensation Committee Charter provides that the Compensation Committee is to consist of at least two directors, each of whom meets the independence requirements of Exchange Rules or, in the absence of applicable Exchange Rules, the independence requirements of New York Stock Exchange Rules. The current members of the Compensation Committee are Michael Spritzer and Frederic Z. Haller. No Compensation Committee meetings were held during the fiscal year ended March 31, 2003.

Nominating and Governance Committee: The charter for the Nominating & Governance Committee was adopted in February 2003. The Nominating & Governance Committee is responsible for selecting those individuals who will stand for election to our Board of Directors and will consider all reasonable comments from stockholders regarding proposed nominees for directors, as well as nominations for Board members recommended by stockholders. To date, the Nominating & Governance Committee has no formal procedures for submitting comments or recommendations and, until otherwise determined, accepts both written and oral comments as well as names of proposed nominees prior to the filing of a definitive Proxy Statement or Information Statement, as applicable. Typically, once a recommendation has been received, the Nominating & Governance Committee will undertake due diligence, will discuss the comments or the proposed nominee with the stockholder submitting such proposal and, if applicable, will meet with the proposed nominee before making a final determination as to whether to recommend the proposed individual as a nominee to the entire Board of Directors to stand for election to the Board. Similarly, the Committee members will personally discuss comments regarding proposed nominees with those stockholders submitting the comments. Prior to adoption of the Committee Charter, our Board of Directors performed these duties.  The Nominating & Governance Committee Charter provides that the Compensation Committee is to consist of at least two directors, a majority of whom must meet the independence requirements of Exchange Rules or, in the absence of applicable Exchange Rules, the independence requirements of New York Stock Exchange Rules. The current members of the Nominating & Governance Committee are Michael Spritzer and Frederic Z. Haller. No Nominating & Governance Committee meetings were held during the fiscal year ended March 31, 2003.

Audit Committee Interlocks and Insider Participation in Compensation Decisions

Currently, there are three members of the Audit Committee. A majority of its members meet the independence requirements of the New York Stock Exchange. Our Compensation Committee, whose charter was adopted in February 2003, did not meet during fiscal 2003. The Compensation Committee currently consists of two members, each of whom meets the independence requirements of the New York Stock Exchange. Prior to February 2003, compensation decisions were approved by a majority of the disinterested members of the Board of Directors.

Executive Compensation and Employment Agreements

The following table includes information concerning the compensation paid to or earned by those persons serving as chief executive officer at any time during the last fiscal year and any other executive officer whose annual compensation exceeded $100,000 for such fiscal year (collectively, the “Named Executive Officers”).

Summary Compensation Table

Long Term Compensation
					Awards		Payouts
Securities Underlying Options/ SARs (#)
Restricted Stock Awards ($)
Annual Compensation
Name and Principal Position				Other Annual Compensation ($)			LTIP Payouts ($)	All Other Compensation ($)
	Year	Salary ($)	Bonus ($)

Dario Echeverry Chief Executive Officer (1)	2003 2002	$194,401 $ 54,000	-0- -0-	-0- $ 74,723	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Syed Naqvi Chief Financial Officer (2)	2003 2002	$195,249 $146,538	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Dilowe Barker Chief Operating Officer (3)	2003 2002	$175,998 $ 51,000	-0- -0-	-0- $ 65,000	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Federico Fuentes Chief Technology Officer (4)	2003 2002	$ 27,744	-0- -0-	$162,824 $140,298	-0- -0-	-0- -0-	-0- -0-	-0- -0-

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(1)

Mr. Echeverry became Chief Executive Officer effective on November 13, 2002. From April 16, 2002 until November 13, 2002, he served as Acting Chief Executive Officer and since June 13, 2001, has also served as the Chief Executive Officer of Phone1, Inc. Other Annual Compensation for the 2002 fiscal year consists of consulting fees paid to Mr. Echeverry or his affiliate prior to his becoming our salaried employee.

(2)

Mr. Naqvi has served as Chief Financial Officer since May 22, 2001.

(3)

Mr. Barker became Chief Operating Officer on November 13, 2002. Since December 2001, he has also served as Vice President of Public Communications of Phone1, Inc. Other Annual Compensation for the 2002 fiscal year consists of consulting fees paid to Barker or his affiliate prior to his becoming our salaried employee.

(4)

Mr. Fuentes became Chief Technology Officer on January 1. 2003. Other Annual Compensation for the 2002 fiscal year consists of consulting fees paid to Mr. Fuentes or his affiliate prior to his becoming our salaried employee.

Employment Agreements: We have entered into executive employment agreements with Dario Echeverry, our Chief Executive Officer, Syed Naqvi, our Chief Financial Officer, Dilowe Barker, our Chief Operating Officer and Federico Fuentes, our Chief Technical Officer. Mr. Echeverry receives a base salary of $250,000 per year and Messrs. Naqvi, Barker and Fuentes each receives a base salary of $220,000 per year. The agreements with Messrs. Echeverry and Naqvi are for three year initial terms, terminating April 1, 2005. The agreement with Mr. Barker is for a three year initial term ending December 31, 2005. The agreement with Mr. Fuentes is for an initial term of two years ending December 31, 2004. The agreements provide that the executives are entitled to bonuses to the extent determined by our Board of Directors, and to participate in employee benefit programs, including our stock option plan.

Each agreement provides for automatic one year renewal terms, unless a party provides notice of termination at least 90 days prior to the end of the initial or any renewal term. Each agreement contains usual and customary grounds for termination by us, and may be terminated by the executive for good reason. In the event we terminate the agreement without cause, the executive terminates the agreement for good reason, or in the event we experience a change in control (as defined in the agreement), we must pay the executive a lump sum in an amount of up to two years’ salary at his then current rate. Each agreement also contains confidentiality provisions, designed to protect confidential information imparted to the executive during the course of his employment. The executive also assigns all of his rights to inventions created by the executive during the course of his employment. Each agreement also contains a one-year restrictive covenant following termination of the agreement, restricting the executive from competing against us or soliciting our employees.

Stock Option Grants in Last Fiscal Year

The following table includes information as to the grant of options to purchase shares of Common Stock during the fiscal year ended March 31, 2003 to each person who was granted options and who is a Named Executive Officer.

	Individual Grants
Name	Number of Securities Underlying Options SAR’s Granted	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Base Price ($sh)	Expiration Date
Dario Echeverry	240,000	100%	$1.10	24/16/12

——————

(1)

These options may be exercised on a cashless basis provided that our Common Stock is traded on a national market or the Over the Counter Bulletin Board.

Amended and Restated Stock Incentive Plan

We sponsor the Amended and Restated Phone1Globalwide 2000 Stock Incentive Plan (“Stock Incentive Plan”), which has 4.0 million shares reserved for issuance. Participation in the Stock Incentive Plan is limited to our employees, consultants and directors, and those of our affiliates. The Stock Incentive Plan provides for grants of non-qualified stock options and incentive stock options to purchase shares of Common Stock and restricted stock. The Stock Incentive Plan provides for equitable adjustment of the number of shares subject to the Stock Incentive Plan, the number of shares of each subsequent award of stock, and the unexercised portion of the stock option award described below in the event of a change in the our capitalization due to a stock split, stock dividend re-capitalization, merger, or similar event.

In April 2002, the Board of Directors amended and restated the Stock Incentive Plan to increase the number of shares of Common Stock that may be subject to stock options granted to non-employee directors upon their beginning service as a director from 50,000 shares to 150,000 shares and to authorize the grant of stock options to purchase up to a maximum of 75,000 shares in any calendar year. Stock option grants made in connection with a non-employee director's beginning service shall be 50% vested and exercisable on the date of grant and the remainder of the stock option will vest and become exercisable on the first anniversary of the date of grant. Stock option grants made in calendar years other than the calendar year in which a non-employee director begins service shall vest and become exercisable as determined by the Board of Directors. The Board of Directors also amended the Stock Incentive Plan to provide for a "cashless exercise" procedure with respect to all stock options granted under the Stock Incentive Plan if the Common Stock is quoted on a national market or on the Over the Counter Bulletin Board.

Unless terminated by the Board of Directors earlier, the Stock Incentive Plan shall terminate on October 1, 2010.

As of March 31, 2003, options to purchase 1,674,000 shares were outstanding at exercise prices ranging from $.95 to $3.13 and 2,326,000 shares were available for issuance under the Stock Incentive Plan.

Option Exercises and Year End Values

The following table includes information as to the exercise of options to purchase shares of Common Stock during the fiscal year ended March 31, 2003 by each of the Named Executive Officers and the unexercised options held as of the end of the 2003 fiscal year.

Name	Shares Acquired On Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY End Exerciseable/Unexerciseable	Value of Unwxercised In-the-Money Options/SARs at FY-End ($) Exerciseable/Unexerciseable
Dario Echeverry	-0-	-0-	240,000	-0-/-0-
Syed A. Naqvi	-0-	-0-	200,000 / -0-	-0- / -0-
Dilowe Barker	-0-	-0-	50,000 / 75,000	-0- / -0-
Federico Fuentes	-0-	-0-	125,000 / 25,000	-0- / -0-

Subsequent to March 31, 2003, options to purchase an aggregate of 960,000 shares of Common Stock were granted to the Named Executive Officers.

Compensation of Directors

Under the Stock Incentive Plan, each non-employee director may receive an option to purchase up to a maximum of 150,000 shares of Common Stock as of the date the non-employee director begins serving in that capacity. Additionally, each non-employee director may also receive an option to purchase up to a maximum of an additional 75,000 shares of Common Stock in a calendar year. The exercise price for each option is the fair market value of the Common Stock at the time of grant. Subsequent to the fiscal year ended March 30, 2003, each of our three non-employee directors was awarded an option to purchase 50,000 shares of Common Stock.

Certain Relationships and Related Transactions

Since March 2001, the Company has purchased branded handsets and certain equipment from TU, LLC a privately-held company based in Ohio. In March 2001, Dilowe Barker, then an employee of TU began providing consulting services to Phone1. Thereafter, Mr. Barker became a full-time employee of Phone1 and, now serves as our Chief Operating Officer. The spouse of Mr. Barker is a vice-president of TU and owns less than 5% of the outstanding equity in TU. For each of the years ended March 31, 2003 and 2002, the Company paid $1,160,000 and $358,000, respectively, for product purchased from TU.

On July 15, 2002, the Company entered into an agreement with EMIDA Technologies, Inc. for $775,000. Under the agreement EMIDA will provide services to coordinate the integration of certain export application software, data warehouse system telecommunication mapping software and EMIDA’s Telco Operating Support Portal to the Company. Louis Giordano, our Chairman of the Board, served as Executive Vice President and a director of EMIDA from October 2002 until March 2003. For each of the years ended March 31, 2003 and 2002, the Company paid EMIDA $470,500 and $14,000, respectively, under the agreement.

Michael Spritzer, a board member of the Company is also the Chairman of the Board of Eagle National Bank of Miami, a financial institution the Company does business with. On April 29, 2002, the Company entered into a loan agreement with Eagle National Bank of Miami in the principal amount of $1 million. The interest rate charged on the borrowings under the loan agreement was the prime rate plus 1%. The loan was payable on demand and the outstanding balance under the loan agreement was paid on May 31, 2002. On May 30, 2002, the Company signed a new loan agreement with Eagle National Bank of Miami in the principal amount of $1 million. Interest rate charged on the borrowing under the loan agreement is 5.75%. The loan was paid on August 20, 2002. On October 9, 2002, Phone1 borrowed $1.5 million from Eagle National Bank of Miami. The loan bears interest at the rate of 5.75% per annum and is payable on demand.  The loan proceeds are being used for general working capital purposes. As of March 31, 2003, the loan had a zero balance. Subsequent to March 31, 2003, the Company borrowed $1.5 million under the loan agreement. As of March 31, 2003, the Company has $74,596 of cash with Eagle National Bank of Miami.

Since February 2000, we have entered into a series of financings and refinancings with GNB Bank Panama S.A. ("GNB Bank"), our principal stockholder.  On October 31, 2001, our wholly-owned subsidiary Phone1, Inc. (Phone1”) entered into a loan agreement with GNB Bank in the principal amount of $10.0 million (the $10 Million Loan”), plus interest at the rate of 10% per annum. The $10 Million Loan was evidenced by an unsecured convertible promissory note (the "$10 Million Note”) that was due October 30, 2002. The $10 Million Loan was guaranteed by the Company. The principal and interest of the $10 Million Note was convertible, in whole or in part, either prior to or after the maturity date (if the loan and the note are not fully paid), as elected by GNB Bank into shares of Phone1 (representing between 7.5% to 12.5% on a fully-diluted basis, of the total issued and outstanding stock of Phone1) or shares of the Company at the rate of $1.50 per share.

On March 27, 2002, the Company signed an Overdraft Facility (the “Overdraft Facility”) with GNB Bank for $2,000,000 with an interest rate of 12% per annum. The Overdraft Facility expires on March 27, 2003 and was callable by GNB Bank. However, the facility was extended and on April 29, 2002, the Company increased its Overdraft Facility up to an aggregate amount of $3,200,000. On May 30, 2002, the Company obtained an additional $380,000, increasing the Overdraft Facility to an aggregate amount of $3,580,000. Effective on June 20, 2002, the aggregate principal outstanding amount under the Overdraft Facility was increased to $4,580,000. On July 8, 2002, the Company increased the Overdraft Facility up to an aggregate amount of $6,000,000. Effective on July 16, 2002, the aggregate principal outstanding amount under this Overdraft Facility was increased to $9,000,000. The $9,231,438 outstanding balance of the Overdraft Facility, including accrued interest, was paid on September 30, 2002, when the Company entered into a new loan agreement with GNB Bank (see below).

On September 30, 2002, GNB Bank exchanged the $10 Million Note, converted the balance outstanding of $9,231,438 under Overdraft Facility which was callable on demand by GNB Bank and provided additional cash to Phone1 of $768,562 (used for working capital purposes), for a new $20 million convertible note (the $20 Million Loan”) due October 31, 2003 (subject to acceleration in certain conditions). The $20 Million Loan is secured by a lien on all of the assets of Phone1, the Company and the Company’s other primary subsidiary, Globaltron Communications Corporation (“Globaltron”), and is guaranteed by the Company and Globaltron. The $20 Million Loan bears interest at the prime rate (as announced from time to time by Citibank, N.A.) plus 2% per annum. The principal and interest of the $20 Million Loan is convertible, in whole or in part, prior to or after the maturity date (if the loan is not fully paid), as elected by GNB Bank, into shares of the Common Stock of the Company at the rate of $.40 per share. The Company’s shares of Common Stock closed at the price of $.11 per share on September 26, 2002, the last day prior to the date of closing of the $20 Million Loan on which a trade was reported. The conversion rate is subject to certain anti-dilution adjustments, including downward adjustment to the amount of any issuance of securities of the Company at a price less than $.40 per share. In addition, the loan agreement relating to the $20 Million Loan included an option for GNB Bank to loan an additional $5 million on the same terms, including as to conversion into Common Stock (the “Optional $5 Million Loan”) as the $20 Million Loan. The Optional $5 Million Loan was exercised by GNB Bank on February 17, 2003, as described below.

On November 26, 2002, Phone1 entered into a Loan Agreement with GNB Bank for a loan in the amount of $5 million (the “$5 Million Loan”). The $5 Million Loan is on terms substantially identical to the $20 Million Loan. Like the $20 Million Loan, the $5 Million Loan is secured by a lien on all of the assets of the Borrower, the Company and Globaltron, and is guaranteed by the Company and Globaltron. The $5 Million Loan bears interest at the prime rate (as announced from time to time by Citibank, N.A.) plus 2% per annum. The principal and interest of the $5 Million Loan is convertible, in whole or in part, prior to or after the maturity date (if the loan is not fully paid), as elected by GNB Bank, into shares of the Common Stock of the Company at a conversion price of $.40 per share. The closing price for shares of the Company’s Common Stock on the date of the $5 Million Loan was $.40 per share. The conversion rate is subject to certain anti-dilution adjustments, including downward adjustment to the amount of any issuance of securities of the Company at a price less than $.40 per share. The $5 Million Loan is in addition to the Optional $5 Million Loan.

On December 20, 2002, GNB Bank exercised (effective as of the close of business on that date), in part, its option and converted $10 million principal amount of the $20 Million Loan at a price of $.40 per share. Consequently, the Company issued 25,000,000 shares of its Common Stock to GNB Bank. In connection with the conversion, the Company issued a new $10 million note to GNB Bank to replace the $20 million note previously evidencing the $20 Million Loan.

On February 17, 2003, GNB Bank exercised the Optional $5 Million Loan and extended a loan to Phone1 in the amount of $5 million (the “Additional $5 Million Loan”). The Additional $5 Million Loan is on terms substantially identical to the $20 Million Loan and the $5 Million Loan, except that the maturity of the Additional $5 Million Loan is March 17, 2004, subject to acceleration in certain conditions, including in the event that neither the Company, Phone1 nor Globaltron obtains a $5 million loan from a third party for a period of 12 months on or prior to August 31, 2003. We have not yet secured the additional $5 million loan and in the event we not do so by August 31, 2003, GNB Bank could accelerate the maturity date of the Additional $5 Million Loan. Since we do not have sufficient funds to repay the $5 million if GNB Bank were to accelerate repayment of the Additional $5 Million Loan, we would be in default of that loan, which would also cause a default under our other agreements with GNB Bank. Like the $20 Million Loan and the $5 Million Loan, the Additional $5 Million Loan is secured by a lien on all of the assets of Phone1, the Company and Globaltron and is guaranteed by the Company and Globaltron  The Additional $5 Million Loan bears interest at the prime rate (as announced from time to time by Citibank, N.A.) plus 2% per annum.

Like the $20 Million Loan and the $5 Million Loan, the principal and interest of the Additional $5 Million Loan is convertible, in whole or in part, prior to or after the maturity date (if the loan is not fully paid), as elected by GNB Bank, into shares of the Common Stock of the Company at the rate of $.40 per share. The conversion rate is subject to certain anti-dilution adjustments, including downward adjustment to the amount of any issuance of securities of the Company at a price less than $.40 per share.

The Company has agreed to cause the registration of the shares of Common Stock issued upon conversion of the $20 Million Loan, the $5 Million Loan and the Additional $5 Million Loan under applicable securities laws so as to facilitate any potential resale by GNB Bank of such Common Stock. GNB Bank has extended the time by which the Company is required to file a registration statement covering the 25,000,000 shares issued upon conversion of a portion of the $20 Million Loan, until August 31, 2003.

GNB Bank is the Company’s largest stockholder and, subject to the anti-dilution adjustments described above, if it elected to: (i) convert the $10 million outstanding balance of the $20 Million Loan, (ii) convert all of the $5 Million Loan, and (iii) convert the Additional $5 Million Loan, it would receive an additional 50,000,000 shares and would then beneficially own approximately 68% of the Company’s issued and outstanding shares of Common Stock.

For the year ended March 31, 2003, the Company paid LF Marketing approximately $318,000 for services rendered in connection with the Company’s street marketing campaign. As independent contractors, LF Marketing was responsible for the payment of costs and expenses associated with their services. LF Marketing is owned by the brother and sister-in-law of a non-executive officer of the Company.

Our Board of Directors recommends that stockholders vote “FOR” the election of the director nominees set forth above to serve until our next annual meeting of stockholders and until their respective successors are elected and qualified.

PROPOSAL II

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP

AS OUR INDEPENDENT AUDITORS

The appointment of Grant Thornton LLP as our independent auditors for each of the fiscal years ending March 31, 2003 and 2004, will be submitted for ratification by our stockholders.

Fees to Grant Thornton LLP

The following table shows the fees that the Company paid or accrued for the audit and other services provided by Grant Thornton LLP for fiscal years 2003 and 2002.

	Fiscal 2003	Fiscal 2002

Audit Fees	$139,000	$165,000

Audit-Related Fees	20,000	-0-

Tax Fees	86,889	48,500

All Other Fees	-0-	-0-

Total	$245,889	$213,500

Audit Fees — This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-QSB Quarterly Reports and services that are normally provided by the independent auditors in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees — This category consists of assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consultation regarding the Company’s correspondence with the SEC and other accounting consulting.

Tax Fees — This category consists of professional services rendered by Grant Thornton LLP for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees — This category consists of fees for other miscellaneous items.

Although the Board of Directors is submitting the appointment of Grant Thornton LLP for stockholder approval, it reserves the right to change the selection of Grant Thornton LLP as auditors, at any time during the fiscal year, if it deems such change to be in our best interests, even after stockholder approval.

The Board of Directors recommends that stockholders vote “FOR” the ratification of Grant Thornton LLP as our independent auditors for each of the fiscal years ending March 31, 2003 and 2004.

INTEREST OF CERTAIN PERSONS IN

OPPOSITION TO MATTERS TO BE ACTED UPON

Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to offices.

DIVIDEND POLICY

We have not declared or paid cash dividends or made distributions in the past, and we do not anticipate paying cash dividends or making distributions in the foreseeable future. We currently intend to retain and reinvest future earnings, if any, to finance our operations.

MISCELLANEOUS

We request brokers, custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock and we will reimburse such holders for their reasonable expenses in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing to us at 100 N. Biscayne Blvd., Suite 2500, Miami, Florida 33132, attention Chief Financial Officer.

ANNUAL REPORT ON FORM 10-KSB

A copy of Phone1Globalwide’s annual report on Form 10-KSB for the year ended March 31, 2003, has been included with this Information Statement, exclusive of exhibits filed with the Securities and Exchange Commission. These exhibits are available without charge to stockholders upon written request to Syed Naqvi, Chief Financial Officer, 100 N. Biscayne Blvd., Suite 2500, Miami, Florida 33132. You may also obtain a copy of our annual report and all other reports electronically filed by us via the Internet, by accessing the Securities and Exchange Commission's EDGAR web site at www.sec.gov.

APPENDIX A

PHONE1GLOBALWIDE, INC.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the development, implementation and performance of the Company’s internal audit function and (5) the performance of the independent auditors.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. Each member of the Audit Committee shall meet the independence and experience requirements (the “Independence Requirements”) of (a) Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), and all rules and regulations promulgated by the SEC and (b) the rules imposed by the New York Stock Exchange, American Stock Exchange, Nasdaq or other marketplace on which the Company’s securities may be listed from time to time (a “Listing”), or in the absence of a Listing, the Independence Requirements of Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards, as may be supplemented or modified from time to time.

Each member of the Audit Committee shall be financially literate, as determined by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Audit Committee shall have accounting or related financial management expertise as determined by the Board in its business judgment, and at least one member of the Committee shall be an “audit committee financial expert” (within the meaning of Item 401(e) of Regulation S-B or other rule of similar applicability to which the Company is subject). No member of the Audit Committee may serve on the audit committee of more than three public companies unless the Board determines that such simultaneous service will not impair such member’s ability to serve on the Audit Committee. Any such determination must be disclosed in the Company’s annual proxy statement.

The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board. The Board shall designate one member of the Audit Committee as its Chairperson.

Committee Rules of Procedure

The Audit Committee shall meet quarterly, or at such other as often as it otherwise determines. Special meetings may be convened as the Audit Committee deems necessary or appropriate.

A majority of the members of the Audit Committee shall constitute a quorum to transact business. Members of the Audit Committee may participate in a meeting of the Committee by means of telephone conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other. Except in extraordinary circumstances as determined by the Chairman of the

Audit Committee, notice shall be delivered to all Committee members at least 48 hours in advance of the scheduled meeting. Minutes of each meeting will be kept and distributed to the entire Board.

The affirmative vote of a majority of the members of the Audit Committee present at the time of such vote will be required to approve any action of the Committee. Subject to the requirements of any applicable law, regulation or New York Stock Exchange rule, any action required or permitted to be taken at a meeting of the Audit Committee may be taken without a meeting if consent in writing, setting forth the action so taken, is signed by all of the members of the Committee. Such written consent shall have the same force as a unanimous vote of the Committee.

Committee Authority and Responsibilities

The Audit Committee shall be directly responsible for the appointment, compensation, oversight, termination and replacement of the Company’s independent auditor (subject, if applicable, to stockholder ratification), and shall have the sole authority to approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee may consult with management, but, except as expressly provided herein, shall not delegate these responsibilities.

The Audit Committee shall approve all audit and non-audit engagements of the Company’s independent auditors in advance. The Audit Committee may delegate to one or more of its members who are independent directors of the Board the authority to approve the performance of audit and non-audit services by the Company’s independent auditors (a “Sub-Committee”). Any decision by a Sub-Committee shall be presented to the full Audit Committee at its next scheduled meeting. Neither the Audit Committee nor any Sub-Committee shall approve any engagements of the Company’s outside auditors with respect to those services set forth in Section 10A(g)(1) through (9) of the Exchange Act. In the event the Audit Committee or any Sub-Committee approves any non-audit services by the Company’s independent auditors, such approval shall be disclosed in periodic reports required by Section 13(a) of the Exchange Act. The pre-approval requirement is not applicable with respect to the provision of non-audit services by the Company’s outside auditors where (i) such services were not recognized by the Company at the time of the engagement to be non-audit services, (ii) the aggregate amount of all such non-audit services provided to the Company constitutes not more than 5% of the total amount paid by the Company to the Company’s independent auditors during the fiscal year in which the non-audit services are provided and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Committee or a Sub-Committee.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate to carry out its responsibilities, to retain at the expense of the Company special legal, accounting or other consultants to advise the Committee. The Audit Committee shall have the sole authority to approve all fees and terms of engagement of such advisors.

The Audit Committee may designate any member of the Committee to execute documents on its behalf as it deems necessary or appropriate to carry out its responsibilities hereunder. Except as provided above with regard to the independent auditor, the Audit Committee may form and delegate authority to subcommittees to the extent the Committee deems necessary or appropriate.

The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee. The Audit Committee shall meet with management, the internal auditors (or other personnel responsible for the internal audit function) and the independent auditor in separate executive sessions as often as the Committee determines. The Audit Committee may also, to the extent the Committee deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.

The Audit Committee shall make regular reports to the Board and shall review with the Board any issues that arise with respect to (i) the quality or integrity of the Company’s financial statements, (ii) the Company’s compliance with legal or regulatory requirements that may have a material impact on the Company’s financial statements, (iii) the performance and independence of the Company’s independent auditors or (iv) the development, implementation and performance of the internal audit function. In addition, the Audit Committee annually shall review its own performance.

The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed change to the Board for its approval. This Charter is in all respects subject and subordinate to the Company’s certificate of incorporation and by-laws and the applicable provisions of the Delaware General Corporate Law.

In addition to the foregoing, the Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.

Review and discuss with management and the independent auditor the Company’s annual audited financial statements, including the disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and report to the Board the results of the Committee’s review.

2.

Review and discuss with management and the independent auditor the Company’s quarterly financial statements, including the results of the independent auditor’s review of the quarterly financial statements, and report to the Board the results of the Committee’s review.

3.

Discuss with management and the independent auditor, and resolve any disagreements between management and the independent auditor with respect to, significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

4.

Review and discuss with management and the independent auditor any report of the independent auditor regarding (a) all critical accounting policies and practices to be used by the independent auditor, (b) alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, or (c) any other material written communications between the independent auditor and management, including any management letter or schedule of unadjusted differences.

5.

Review and discuss with management and the independent auditor (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection of application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effect of alternative generally accepted accounting principles (“GAAP”) methods on the financial statements, (c) the types of information to be disclosed and the types of presentation to be made relating to earning press releases as well as other financial information and earnings guidance provided to analysts and rating agencies, and (d) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

6.

Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken.

7.

Review legal and regulatory matters that may have a material impact on the Company’s financial statements, and all related compliance policies and programs. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies. Discuss with the Company’s general counsel any legal matters that may have a material impact on the Company’s financial statements. Assist the Board and the Nominating & Governance Committee in monitoring the compliance by the Company with other legal and regulatory requirements.

8.

Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

(a)

the adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management;

(b)

the management letter provided by the independent auditor and the Company’s response to that letter; and

(c)

any audit problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or on access to requested information.

Oversight of the Company’s Relationship with the Independent Auditor

9.

Review and evaluate the experience and qualifications of the lead partner of the independent auditor team.

10.

Request and review a report from the independent auditor at least annually regarding (a) the firm’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, (c) (to assess the auditor’s independence) all relationships between the independent auditor and its related entities and the Company and its related entities, and (c) any steps taken to deal with any such issues. The report shall in all respects satisfy the requirements of Independence Standards Board Standard No. 1. Discuss the report with the independent auditor, and evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions to the Board, and if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

11.

Consider when, in order to comply with Section 10A(j) of the Exchange Act and to assure continuing auditor independence, to rotate the lead audit partner, the audit partner responsible for reviewing the audit or the independent auditing firm itself.

12.

Establish policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account. Review the experience and qualifications of the senior management of the Company to ensure that none of them has a relationship with the independent auditor that would compromise the auditor’s independence or otherwise cause the Company or the independent auditor to be in violation of Section 10A(l) of the Exchange Act or any other legal or regulatory requirement.

13.

Obtain assurance from the independent auditor that each audit of the Company’s financial statements has complied with the requirements of Section 10A of the Exchange Act.

14.

Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

15.

Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

16.

Assist in the development, implementation and monitoring of the Company’s internal audit function.

17.

Review the appointment and replacement of the senior internal auditing executive.

18.

Review the significant reports to management prepared by the internal auditing department and management’s responses.

19.

Discuss with the independent auditor the Company’s internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

20.

Establish and review periodically procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

21.

Review the annual internal control report prepared or issued by the independent auditor, and recommend to the Board whether the internal control report should be included in the Company’s Form 10-K.

In addition to the activities described above, the Audit Committee will perform such other functions as necessary or appropriate in its opinion under applicable law, the Company’s certificate or incorporation and by-laws, and the resolutions and other directives of the Board.

Limitation of Audit Committee Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate, fairly present the information shown or are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with any law, regulation or New York Stock Exchange rule, or the Company’s Corporate Governance Guidelines or Code of Business Conduct and Ethics.

Interim Provision

Notwithstanding the foregoing, until such time as otherwise required by applicable law or in connection with a Listing of the Company’s securities, the Audit Committee, if so determined by the Board of Directors, may consist of a majority of members who meet the Independence Requirements; provided that (a) a non-independent director serving on the Audit Committee may not also be the named “audit committee financial expert” and (b) the quorum for any meeting of the Audit Committee shall include no less than a majority of the Committee’s independent members.